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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 333-43073 and 333-64697 of Net.B@nk, Inc. on Form S-8 of our report dated February 16, 1999, incorporated by reference in this Annual Report on Form 10-K of Net.B@nk, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 26, 1999